EXHIBIT 23.2

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2007 relating to the financial statements of NuVim, Inc. as of December 31, 2006 and 2005 and for each of the years then ended, which are contained in Form 10-KSB of NuVim, Inc. filed on April 12, 2007.

As discussed in note 2J in the referenced financial statements, effective January 1, 2006, the Company has adopted Statement of Financial Standards No. 123(R) "share-based payments".

Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


WITHUMSMITH+BROWN, P.C.
Somerville, NJ
July 11, 2007